Exhibit 15.1

Consent of BDO South Africa Incorporated

The Directors

March 29, 2021

Accountants’ Consent

Consent of Independent Registered Public Accounting Firm

Caledonia Mining Corporation, Plc.

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-224784) of Caledonia Mining Corporation Plc of our report dated March 29, 2021 relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

BDO South Africa Incorporated

Wanderers Office Park

52 Corlett Drive

Illovo, 2196

March 29, 2021

(date of signing consent)